UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands		None
(Address of principal executive offices)		(Zip Code)

(+ 31) 20 521 4777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

General

On December 23, 2016 (the “Closing Date”), Wright Medical Group N.V. (the “Company”) entered into a Credit, Security and Guaranty Agreement by and among the Company, as a guarantor, Wright Medical Group, Inc. (the “Borrower Representative”) and certain of the Company’s other wholly-owned U.S. subsidiaries, as borrowers (the “Borrowers”), Midcap Financial Trust, as administrative agent (the “Agent”) and a lender and the additional lenders from time to time party thereto (the “Credit Agreement”).

The Credit Agreement provides for a $150.0 million senior secured asset based line of credit, subject to the satisfaction of a borrowing base requirement (the “ABL Facility”). The ABL Facility may be increased by up to $100.0 million upon the Borrowers’ request, subject to the consent of the Agent and each of the other lenders providing such increase.

All borrowings under the ABL Facility are subject to the satisfaction of customary conditions, including the absence of default, the accuracy of representations and warranties in all material respects and the delivery of an updated borrowing base certificate.

Borrowings under the ABL Facility will be used by the Borrowers for general corporate purposes and the working capital needs of the Borrowers and their subsidiaries.

Interest and Fees

The interest rate margin applicable to borrowings under the ABL Facility will be, at the option of the Borrowers, equal to either (a) 3.25% for base rate loans or (b) 4.25% for LIBOR rate loans, subject to a 0.75% LIBOR floor.

In addition to paying interest on the outstanding loans under the ABL Facility, the Borrowers will also be required to pay a customary unused line fee equal to 0.50% per annum in respect of unutilized commitments and certain other customary fees related to Agent’s administration of the ABL Facility.

Minimum Drawn Balance

Beginning January 1, 2017, the Borrowers will be required to maintain a minimum drawn balance on the ABL Facility equal to 20% of the average borrowing base for each month. To the extent the actual drawn balance is less than 20%, the Borrowers will pay a fee equal to the amount the lenders under the ABL Facility would have earned had the Borrowers maintained a minimum drawn balance equal to 20% of the average borrowing base for such month.

Borrowing Base

The Credit Agreement requires that the Borrowers calculate the borrowing base for the ABL on at least a monthly basis and each time the Borrowers make a draw on the ABL Facility in accordance with the formula set forth in the Credit Agreement. The borrowing base shall be subject to adjustment and the implementation of reserves by the Agent in its permitted discretion, as further described in the Credit Agreement.

Mandatory Prepayment

If at any time the outstanding drawn balance under the ABL Facility exceeds the borrowing base as in effect at such time, Borrowers will be required to prepay loans under the ABL Facility in an amount equal to such excess. Certain accounts receivables and proceeds of collateral of the Borrowers shall be applied to reduce the outstanding principal amount of the ABL Facility on a periodic basis.

Final Maturity

There will be no scheduled amortization under the ABL Facility and (subject to borrowing base requirements and applicable conditions to borrowing) the available revolving commitment may be borrowed, repaid and reborrowed without restriction. All outstanding loans under the ABL Facility will be due and payable in full on the date that is the earliest to occur of (x) 60 calendar months following the Closing Date, (y) the date that is 91 days prior to the maturity date of the 2020 Cash Convertible Notes (as defined in the Credit Agreement) or (z) the date that is 91 days prior to the maturity date of the 2021 Cash Convertible Notes (as defined in the Credit Agreement), provided that, the springing maturity under clauses (y) and (z) are subject to the Borrowers’ ability to refinance, extend, renew or replace the 2020 Cash Convertible Notes and/or the 2021 Cash Convertible Notes, as applicable, in full pursuant to the terms of the Credit Agreement.

Early Termination and Reduction

Any voluntary or mandatory permanent reduction or termination of the revolving commitments under the ABL Facility is subject to a prepayment premium applicable to such reduced or terminated amount equal to (i) 3.0% in the first year following the Closing Date, (ii) 2.0% in the second year following the Closing Date and (iii) 0.75% at any time thereafter.

Collateral and Guarantors

All of the obligations under the ABL Facility are guaranteed jointly and severally by the Company and each of the Borrowers on the terms set forth in the Credit Agreement.

Subject to certain exceptions set forth in the Credit Agreement, amounts outstanding under the ABL Facility will be secured by a senior first priority security interest in substantially all existing and after-acquired assets of the Company and each Borrower.

Restrictive Covenants and Other Matters

The Credit Agreement contains negative covenants that, subject to exceptions, restrict the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness; incur contingent obligations; pay dividends or make other distributions or repurchase or redeem their capital stock; pledge assets as security; make investments, loans, advances, or guarantees; make acquisitions; transfer or sell assets; enter into sale and leaseback transactions; make payments under certain contractual obligations; enter into agreements restricting the Company’s or its subsidiaries’ ability to pay dividends or make payments under the ABL Facility; undergo fundamental changes; and enter into transactions with affiliates. The Company also is required to maintain net revenue at or above minimum levels and to maintain liquidity in the U.S. at a level specified in the Credit Agreement, subject to certain exceptions. The Credit Agreement will not affect the Company’s ability to meet its existing contractual obligations, including payments under the Borrower Representative’s contingent value rights agreement, except in circumstances where an event of default (subject to certain exceptions) has occurred and is continuing.

The Credit Agreement also contains representations and warranties, affirmative covenants and events of default, in each case subject to grace periods, thresholds and materiality qualifiers, as more fully described in the Credit Agreement. If an event of default occurs, the lenders under the ABL Facility are entitled to take various actions, including the acceleration of amounts due under the ABL Facility, termination of the commitments under the ABL Facility and certain other actions available to secured creditors.

The foregoing represents only a summary of the material terms of the Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit, Security and Guaranty Agreement, dated December 23, 2016, by and among Wright Medical Group N.V., Wright Medical Group, Inc., certain other direct and indirect subsidiaries of Wright Medical Group N.V., Midcap Financial Trust and the additional lenders party from time to time thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2016	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ Lance A. Berry
	Name:	Lance A. Berry
	Title:	Senior Vice President, Chief Financial Officer

WRIGHT MEDICAL GROUP N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Credit, Security and Guaranty Agreement, dated December 23, 2016, by and among Wright Medical Group N.V., Wright Medical Group, Inc., certain other direct and indirect subsidiaries of Wright Medical Group N.V., Midcap Financial Trust and the additional lenders party from time to time thereto	Filed herewith